                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/)
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          PACIFIC CENTURY FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed:
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

                             [PACIFIC CENTURY LOGO]

BULLETIN
NEWS FOR ALL STAFF MEMBERS
Volume 13, Number 14
March 17, 1998

CHECK "YES" FOR DELAWARE

Management and the Board of Directors recommend voting "yes" on the proposal to reincorporate in the State of Delaware. (Please see the article in this BULLETIN titled, "Whats Delaware Got to Do with It?") In order to pass, the proposal requires the approval of at least 75% of the outstanding shares of Pacific Century stock (not just 75% of the shares that are voted).

PROXIES THAT ARE NOT RETURNED ARE THE SAME AS "NO" VOTES, so it is important that shareholders fill out and return their proxies early.

Here is a scenario in which the proposal WOULD NOT PASS.

Let us assume that Pacific Century has a million shares of stock that are outstanding (held by various companies and people, including staff members). When all the proxies are tallied, we find that people representing 800,000 shares have returned their proxies. Out of that number, 75% (those representing 600,000 shares) have voted yes. Does this provide Pacific Century with the 75% figure needed to pass the proposal? No, because it is not 75% (750,000) of the TOTAL NUMBER OF OUTSTANDING SHARES (one million).

This week, Pacific Century shareholders will receive a shareholder proxy packet in the mail containing a notice of the Annual Meeting of Shareholders on Apr. 23, 1998, a Proxy Statement, Proxy, and the 1997 Annual Report. Return your proxy promptly to Continental Stock Transfer & Trust Company.

WHAT'S DELAWARE GOT TO DO WITH IT?

The plan to restructure and redesign Pacific Century Financial Corporation calls for the holding company to be reincorporated in the State of Delaware. Yes, that's right, Delaware. What's Delaware got to do with a company whose markets span the Pacific Ocean?

First of all, be assured that Bank of Hawaii has no plans to move any of its personnel or operations to Delaware. "Hawaii is our home and our headquarters, and we intend to remain here," said CEO Larry Johnson. "Yet Delaware offers many advantages as a corporate domicile. More than 60% of Fortune 500 companies are incorporated in the State of Delaware."

The State of Delaware has a solid, well-established body of corporate law and a court system designed to deal with matters of corporate governance. As a Delaware corporation, Pacific Century will be subject to laws that are well-established and well-documented, and legal interpretations that are reliable and predictable. "The incorporation shift from Hawaii to Delaware acknowledges our stature as an international company and provides us, as well as our clients and business partners, assurance with respect to legal matters," Johnson noted. Many of our corporate documents are already based on Delaware law as many of our customers and vendors are incorporated in Delaware.

Pacific Century Financial Corporation has asked shareholders to approve a resolution to reincorporate in the State of Delaware in their proxy statements.

EMC2 E-mail Message
--------------------

SUBJECT: PROMPTLY RETURN YOUR PROXY


If you are a shareholder of Pacific Century Financial Corporation, you will be receiving a proxy packet containing a notice of the Annual Meeting of Shareholders on Apr. 24, 1998, a Proxy Statement, Proxy, and the 1997 Annual Report. Please return your proxy promptly to Continental Stock Transfer & Trust Company.

One of the proposals asks shareholders to approve a resolution for reincorporating in the State of Delaware. In order to pass, the proposal requires at least 75 percent of the outstanding shares of Pacific Century stock, not just 75 percent of the shares that are voted. Proxies that are not returned are the same as "no" votes, so it is important that shareholders fill out and return their proxies early.

See this week's edition of the Pacific Century Bulletin for more information on reincorporating in Delaware.

                        [PACIFIC CENTURY LETTERHEAD]


                                March 20, 1998


Dear Retired Staff Member:

     If you are a shareholder of Pacific Century Financial Corporation, you recently received the company's 1997 Annual Report and proxy packet. I encourage you to return your proxy material promptly and recommend a "yes" vote on all of the proxy proposals.

     One of the proposals asks shareholders to approve a resolution for reincorporating in the State of Delaware. In order to pass, the proposal requires at least 75 percent of the outstanding shares of Pacific Century stock, not just 75 percent of the shares that are voted. Proxies that are not returned are the same as "no" votes. This means that everyone's vote counts.

     Be assured that we have no intention of moving any of our personnel or operations to Delaware. Hawaii is our home and our headquarters and we intend to remain here, yet Delaware offers many advantages.

     Delaware has a solid, well-established body of corporate law and a court system designed to deal with matters of corporate governance. As a Delaware corporation, Pacific Century will be subject to laws that are well-established and well-documented, and legal interpretations that are reliable and predictable.

     The incorporation shift from Hawaii to Delaware acknowledges our stature as an international company and provides us, as well as our clients and business partners, assurance with respect to legal matters. Many of our corporate documents are already based on Delaware law as many of our customers and vendors are incorporated in that state. In fact, more than 60% of Fortune 500 companies are incorporated in the State of Delaware.

     The Board of Directors joins me in recommending that you vote "yes" on the proposal. We're counting on your support. Please return your proxy to the Corporate Secretary promptly.

                                        Sincerly,

                                        /s/ Richard J. Dahl

                                        President